EXHIBIT 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is made as of July 8, 2020, by and among State Auto Financial Corporation, an Ohio corporation (“State Auto Financial”), State Auto Property and Casualty Insurance Company, an Iowa-domiciled insurance company (“State Auto P&C”), State Automobile Mutual Insurance Company, an Ohio-domiciled mutual insurance company (“State Auto Mutual”), and Michael E. LaRocco (“Executive”). State Auto Financial, State Auto P&C, State Auto Mutual and each of their respective subsidiaries and affiliates, present and future, are hereinafter collectively referred to as “State Auto.”
Background Information
WHEREAS, Executive has been serving as the Chief Executive Officer and President of State Auto pursuant to the terms of an employment agreement, dated November 28, 2017, between the parties (the “Agreement”); and
WHEREAS, pursuant to Article X, Section (A) of the Agreement, the parties may amend or modify any of the provisions of the Agreement by a written instrument executed by both parties; and
WHEREAS, State Auto desires to continue to employ Executive as the Chief Executive Officer and President of State Auto for an additional twelve (12) month period following the end of the existing term under the Agreement, and Executive desires to accept such continued employment pursuant to the terms of the Agreement, as amended by this Amendment; and
WHEREAS, the parties intend that, effective as of the date of this Amendment, the provisions of this Amendment shall replace and supersede the specific provisions of the Agreement, as provided herein, but, with respect to all other provisions not herein amended, the provisions of the Agreement shall remain in full force and effect and shall continue to govern the relationship between the parties with respect to the Executive’s employment with State Auto.
Statement of Agreement
NOW, THEREFORE, in consideration of such employment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.	Article III, Section (B) of the Agreement shall be deleted in its entirety and the following shall be substituted therefore :

“(B)    Term.
The term of this Agreement shall be for a period commencing on January 1, 2018 (the “Commencement Date”), and ending on December 31, 2022, unless terminated at an earlier date pursuant to an event described in Article V of this Agreement (the “Employment Term”). ”

2.	Article IV of the Agreement shall be amended by adding a new Section (G) at the end thereof to read as follows

“(G)    Special Equity Award.
For calendar year 2020, in addition to any other compensation or benefits, State Auto will provide Executive with a special equity award in the form of deferred stock units (“DSU’s”), with a fair market value equal to Five Hundred Thousand Dollars ($500,000) on the date of their grant. The terms and conditions applicable to the DSU’s will be determined by the State Auto Financial Compensation Committee at the time of their grant. Further, upon termination of Executive’s employment pursuant to any section of Article V, notwithstanding any provision contained in this Agreement to the contrary, the treatment of the DSU’s will be governed by the terms of the applicable award agreement.”

3.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Amendment, which is effective as of the date first above written.

State Auto Financial Corporation By: /s/ Robert E. Baker Robert E. Baker, Chair of the State Auto Financial Corporation Compensation Committee
State Auto Property and Casualty Insurance Company By: /s/ Robert E. Baker Robert E. Baker, Chair of the State Auto Financial Corporation Compensation Committee
State Automobile Mutual Insurance Company By: /s/ Robert E. Baker Robert E. Baker, Chair of the State Automobile Mutual Insurance Company Compensation Committee
Executive By:/s/ Michael E. LaRocco Michael E. LaRocco